ACURA PHARMACEUTICALS REACHES KEY MILESTONE WITH ENTRANCE INTO CHAIN DRUG STORE MARKET

KERR DRUG First Chain Drug Store Customer to Stock Nexafed®—Next Generation Cold/Allergy Medicine with Abuse-Deterrent Technology—Joining the Fight Against Meth Abuse

PALATINE, IL -- (Marketwire) --03/05/13 -- Acura Pharmaceuticals, Inc. (NASDAQ: ACUR) today announced that its new next generation pseudoephedrine with abuse deterrent technology will now be stocked by chain drug store KERR DRUG. Nexafed® [pseudoephedrine hydrochloride (HCl)], is a 30 mg immediate-release pseudoephedrine product that combines effective nasal-congestion relief with a unique technology that disrupts the conversion of pseudoephedrine into the dangerous drug, methamphetamine (meth). Meth production and abuse is a growing problem in communities nationwide.

“We are extremely pleased with KERR DRUG’s decision to join the fight against methamphetamine abuse by stocking Nexafed®,” said Robert B. Jones, president and chief executive officer of Acura Pharmaceuticals. “We anticipated early interest in Nexafed® from independent pharmacies but it is rewarding that forward-looking drug chains like KERR DRUG are stepping up to make a difference in the communities in which they operate.”

With more than 75 locations, KERR DRUG is a North Carolina-based drug store chain with deep roots in their communities and has historically been recognized as a pharmacy leader. Nexafed® should begin to appear on KERR DRUG shelves within two weeks.

Nexafed® launched commercially in December 2012 and is now available through national and regional drug wholesalers. Nexafed® delivers the same efficacy and is priced comparably to name-brand pseudoephedrine products. For more information about Nexafed®, please visit JOIN-FIGHT.COM.

About Nexafed®

Nexafed® [pseudoephedrine hydrochloride (HCl)] is a 30 mg immediate-release abuse-deterrent decongestant. The next generation pseudoephedrine tablet combines effective nasal-congestion relief with Impede™ technology, a unique polymer matrix that disrupts the conversion of pseudoephedrine into the dangerous drug, methamphetamine. Specifically, the Impede™ technology forms a thick gel when the tablets are dissolved in solvents typically used in the pseudoephedrine extraction or methamphetamine production processes, trapping the pseudoephedrine or converted methamphetamine to prevent its isolation or purification.

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse, utilizing its proprietary AVERSION® and IMPEDE™ technologies.

In June 2011, the U.S. Food and Drug Administration approved OXECTA® which incorporates the AVERSION® technology. The Company has a development pipeline of additional AVERSION® technology products including other opioids.

In December, 2012 the Company commenced commercialization of Nexafed® [pseudoephedrine hydrochloride (HCl)] a 30 mg immediate-release abuse-deterrent decongestant.

The trademark OXECTA® is owned by Pfizer Inc.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, our and our licensee's ability to successfully launch and commercialize our products and technologies including Oxecta® Tablets and Nexafed® Tablets, the price discounting that may be offered by Pfizer for Oxecta®, our and our licensee's ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies and the market acceptance of and competitive environment for any of our products, the willingness of wholesalers and pharmacies to stock Nexafed® Tablets, expectations regarding potential market share for our products and the timing of first sales, our ability to enter into additional license agreements for our other product candidates, our exposure to product liability and other lawsuits in connection with the commercialization of our products, the increased cost of insurance and the availability of product liability insurance coverage, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability of our patents to protect our products from generic competition, our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation, and the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development to meet over-the-counter, or OTC, Monograph standards as applicable, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, whether the FDA will agree with our analysis of our clinical and laboratory studies and how it may evaluate the results of these studies or whether further studies of our product candidates will be required to support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and will be able to promote the features of our abuse discouraging technologies, whether our product candidates will ultimately deter abuse in commercial settings and whether our Impede technology will disrupt the processing of pseudoephedrine into methamphetamine. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

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